                                                                  EXHIBIT 3(ii)

   THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE BEEN ISSUED AND SOLD WITHOUT REGISTRATION IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT"). SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, OR TRANSFERRED OTHER THAN (i) PURSUANT TO AN EFFECTIVE REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE 1933 ACT AND THE APPLICABLE SECURITIES LAW OF THE STATE OF NEVADA AND (ii) UPON RECEIPT BY THE ISSUER OF EVIDENCE SATISFACTORY TO IT OF COMPLIANCE WITH THE 1933 ACT, THE APPLICABLE SECURITIES LAWS OF THE STATE OF NEVADA, OR THE APPLICABLE SECURITIES LAWS OF ANY OTHER JURISDICTION. THE ISSUER SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO IT WITH RESPECT TO COMPLIANCE WITH THE ABOVE LAWS.

                     WARRANT TO PURCHASE 100,000 SHARES OF
                                 COMMON STOCK
                                      OF
                            HYDROGIENE CORPORATION
                            (a Nevada Corporation)
                    Not Transferable or Exercisable Except
                       upon Conditions Herein Specified
                         Void after 5:00 O'Clock p.m.,
                 Las Vegas, Nevada Time, on December 31, 2001

     HYDROGIENE CORPORATION, a Nevada corporation (the "Company"), hereby certifies that EVERGREEN FINANCIAL SERVICES, INC., a corporation organized under the laws of the State of Georgia, its registered successors and permitted assigns registered on the books of the Company maintained for such purposes as the registered holder hereof (the "Holder"), for value received, is entitled to purchase from the Company the number of fully paid and nonassessable shares of common stock of the Company (the "Common Stock"), stated above (the "Shares") at the purchase price of $.25 per Share (the "Exercise Price") (the number of Shares and Exercise Price being subject to adjustment as hereinafter provided) upon the terms and conditions herein provided.

     1. Exercise of Warrant.

          (a) Subject to subsection (b) of this Section 1, upon presentation and surrender of this Warrant Certificate, with the attached Purchase Form duly executed, at the principal office of the Company at 16955 Via Del Campo, Suite 230, San Diego, California or at such other place as the Company may designate by notice to the Holder hereof, together with a certified or bank cashier's check payable to the order of the Company in the amount of the Exercise Price times the number of Shares being purchased, the Company shall deliver to the Holder hereof, as promptly as practicable, certificates representing the Shares being purchased.

This Warrant may be exercised in whole or in part; and, in case of exercise hereof in part only, the Company, upon surrender hereof, will deliver to the Holder a new Warrant Certificate or Warrant Certificates of like tenor entitling the Holder to purchase the number of Shares as to which this Warrant has not been exercised.

          (b) This Warrant may be exercised in whole or in part at any time prior to 5:00 o'clock p.m., Las Vegas, Nevada time, on December 31, 2001.

     2. Exchange and Transfer of Warrant. This Warrant Certificate (a) at any time prior to the exercise hereof, upon presentation and surrender to the Company, may be exchanged, alone or with other Warrant Certificates of like tenor registered in the name of the Holder, for another Warrant Certificate or Warrant Certificates of like tenor in the name of such Holder exercisable for the same aggregate number of Shares as the Warrant Certificate or Warrant Certificates surrendered, (b) may not be sold, transferred, hypothecated or assigned, in whole or in part, before June 1, 1998, and (c) may not be sold, transferred, hypothecated or assigned, in whole or in part, after June 1, 1998 without the prior written consent of the Company, which consent shall not be unreasonably withheld.

     3.  Rights and Obligations of Warrant Holder.

          (a) The Holder of this Warrant Certificate shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or in equity; provided, however, in the event that any certificate representing the Shares is issued to the Holder hereof upon exercise of this Warrant, such Holder shall, for all purposes, be deemed to have become the holder of record of such Shares on the date on which this Warrant Certificate, together with a duly executed Purchase Form, was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such Share certificate. The rights of the Holder of this Warrant are limited to those expressed herein and the Holder of this Warrant, by its acceptance hereof, consents to and agrees to be bound by and to comply with all the provisions of this Warrant Certificate, including, without limitation, all the obligations imposed upon the Holder hereof by Sections 2 and 5 hereof. In addition, the Holder of this Warrant Certificate, by accepting the same, agrees that the Company may deem and treat the person in whose name this Warrant Certificate is registered on the books of the Company maintained for such purpose as the absolute, true and lawful owner for all purposes whatsoever, notwithstanding any notation of ownership or other writing hereon, and the Company shall not be affected by any notice to the contrary.

          (b) The Holder of this Warrant Certificate, as such, shall not be entitled to vote or receive dividends or to be deemed the holder of Shares for any purpose, nor shall anything contained in this Warrant Certificate be construed to confer upon the Holder of this Warrant Certificate, as such, any of the rights of a shareholder of the Company including but not limited to any right to vote, give or withhold consent to any action by the Company, whether upon any recapitalization, issue of stock, reclassification of stock, consolidation, merger, share exchange, conveyance or otherwise, receive notice of meetings or other action affecting shareholders (except for the notices provided for herein), receive dividends, receive subscription rights, or any other right, until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable as provided herein; provided, however, that any such exercise on any date when the stock transfer books of the Company shall be closed shall constitute the person or persons in whose name or names the certificate or certificates for those Shares are to be issued as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open, and the warrant surrendered shall not be deemed to have been exercised, in whole or in part as the case may be, until the next succeeding day on which stock transfer books are open for the purpose of determining entitlement to dividends on the Company's common stock.

     4. Shares Underlying Warrant. The Company covenants and agrees that all Shares delivered upon exercise of this Warrant shall, upon delivery and payment therefor, be duly and validly authorized and issued, fully paid and nonassessable, and free from all liens and charges with respect to the purchase thereof.

     5.  Disposition of Warrants of Shares

          (a) The Holder of this Warrant Certificate and any transferee hereof or of the Shares issuable upon the exercise of this Warrant, by their acceptance hereof or thereof, hereby understand and agree that this Warrant, and the Shares issuable upon the exercise hereof, have not been registered under either the Securities Act of 1933 (the "1933 Act") or applicable state securities laws (the "State Acts") and shall not be sold, pledged, hypothecated, donated or otherwise transferred (whether or not for consideration) except upon the issuance to the Company of a favorable opinion of counsel or submission to the Company of such evidence as may be satisfactory to counsel to the Company, in each such case, to the effect that any such transfer shall not be in violation of the Act and the State Acts. It shall be a condition to the transfer of this Warrant that any transferee hereof deliver to the Company its written agreement to accept and be bound by all of the terms and conditions of this Warrant Certificate.

          (b) The stock certificates of the Company that will evidence the Shares issuable upon the exercise hereof may be imprinted with a conspicuous legend in substantially the following form:

               The securities represented by this certificate have not been registered under either the Securities Act of 1933 (the "Act") or applicable state securities laws (the "State Acts") and shall not be sold, pledged, hypothecated, donated or otherwise transferred (whether or not for consideration) by the holder except upon the issuance to the Company of a favorable opinion of its counsel or submission to the Company of such other evidence as may be satisfactory to counsel to the Company, in each such case, to the effect that any such transfer shall not be in violation of the Act and the State Acts.

The Company does not file, and does not in the foreseeable future contemplate filing, periodic reports with the Securities and Exchange Commission ("SEC") pursuant to the provisions of the Securities Exchange Act of 1934, as amended. Except as provided in Section 8 of this Warrant, the Company has not agreed to register any of the Shares issuable upon the exercise hereof for distribution in accordance with the provisions of the Act or the State Acts, and the Company has not agreed to comply with any exemption from registration under the Act or the State Acts for the resale of such Shares. Hence, it is the understanding of the Holder of this Warrant that by virtue of the provisions of certain rules respecting "restricted securities" promulgated by the SEC, the Shares issuable upon the exercise hereof may be required to be held indefinitely, unless and until registered under the Act and the State Acts, unless an exemption from such registration is available, in which case the Holder may still be limited as to the number of such Shares that may be sold.

     6. Adjustments. The number of Shares purchasable upon the exercise of this Warrant is subject to adjustment from time to time upon the occurrence of any of the events enumerated below.

          (a) In case the Company shall: (i) pay a dividend in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue, by reclassification of its shares of Common Stock, any shares of its capital stock, the amount of Shares purchasable upon the exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive upon exercise of this Warrant that number of Shares which such Holder would have owned or would have been entitled to receive after the happening of such event had such Holder exercised this Warrant immediately prior to the record date, in the case of any such dividend, or the effective date, in the case of any such subdivision, combination or reclassification. An adjustment made pursuant to this subsection (a) shall be made whenever any of such events shall occur, but shall become effective retroactively after such record date or such effective date, as the case may be, as to any portion of this Warrant exercised between such record date or effective date and the date of happening of any such event.

          (b) In case the Company shall issue rights or warrants to all holders of its shares of Common Stock entitling them to subscribe for or to purchase shares of Common Stock at a price per share which, when added to the amount of consideration received or receivable by the Company for such rights or warrants, is less than the Current Market Price (as hereinafter defined) per share at the record date, the number of Shares purchasable upon the exercise of this Warrant shall be adjusted so that thereafter, until further adjusted, this Warrant shall entitle the Holder to purchase that number of Shares determined by multiplying the number of Shares purchasable hereunder by a fraction, the numerator of which shall be the number of additional shares of Common Stock issuable upon the exercise of such rights or warrants, and the denominator of which shall be the number of Shares which an amount equal to the sum of (i) the aggregate exercise price of the total number of shares of Common Stock issuable upon the exercise of such rights or warrants, and (ii) the aggregate amount of consideration, if any, received, or receivable by the Company for such rights or warrants, would purchase at such Current Market Price. Such adjustment shall be made whenever such rights or warrants are issued, but shall also be effective retroactively as to Warrants exercised between the record date for the determination of shareholders entitled to receive such rights or warrants and the date such rights or warrants are issued.

          (c) For the purpose of any computation under subsection (b) above, the Current Market Price per share of Common Stock at any date shall be (i) if the shares of Common Stock are listed on any national securities exchange, the average of the daily closing prices for the 15 consecutive business days commencing 20 business days before the date of determination (the "Trading Period"); (ii) if the shares of Common Stock are not listed on any national securities exchange but are quoted or reported on the National Association of Securities Dealers, Inc., Automated Quotation System ("NASDAQ"), the last quoted price or, if not quoted, the average of the high bid and low asked price as reported by NASDAQ for the Trading Period, or the daily closing prices for the Trading Period as reported by NASDAQ, as the case may be; and (iii) if the shares of Common Stock are neither listed on any national securities exchange nor quoted or reported on NASDAQ, the higher of (x) the Exercise Price then in effect, or (y) the tangible book value per share of Common Stock as of the end of the Company's immediately preceding fiscal year.

          (d) No adjustment shall be required unless such adjustment would require an increase or decrease of at least 1 percent in the number of Shares purchasable hereunder; provided, however, that any adjustments which by reason of this subsection (d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 6 shall be made to the nearest one-hundredth of a Share.

          (e)  No adjustment shall be made in any of the following cases:

                    (i) Upon the grant or exercise of stock options now or hereunder granted, or the issuance of shares of Common Stock, under any employee stock option or stock purchase plan now or hereafter authorized, to the extent that the aggregate number of shares of Common Stock which may be purchased pursuant to such options and issued under such employee stock purchase plan is less than or equal to 10 percent of the number of shares of Common Stock outstanding on January 1 of the year of the grant or exercise;

                    (ii) Issuance of shares of Common Stock upon the conversion of any of the Company's convertible or exchangeable securities;

                    (iii) Issuance of shares of Common Stock in connection with the acquisition by the Company or by any subsidiary of the Company of 80 percent or more of the assets of another corporation or entity, issuance of shares of Common Stock in connection with the acquisition by the Company or by any subsidiary of the Company of 80 percent or more of the voting shares of another corporation (including shares of Common Stock issued in connection with such acquisition of voting shares of such other corporation subsequent to the acquisition of an aggregate of 80 percent of such voting shares), issuance of shares of Common Stock in a merger of or share exchange by the Company or a subsidiary of the Company with another corporation in which the Company or the Company's subsidiary is the surviving or acquiring corporation, and issuance of shares of Common Stock upon the conversion of other securities issued in connection with any such acquisition or in any such merger or share exchange; and

                    (iv) Issuance of shares of Common Stock issued pursuant to this Warrant and pursuant to all stock options and warrants outstanding on the date hereof.

          (f) Whenever the number of Shares purchasable hereunder is adjusted as herein provided, the Company shall cause to be mailed to the Holder in accordance with the provisions of this Section 6 a notice (i) stating that the number of Shares purchasable upon exercise of this Warrant have been adjusted,
(ii) setting forth the adjusted number of Shares purchasable upon the exercise of this Warrant, and (iii) showing in reasonable detail the computations and the facts, including the amount of consideration received or deemed to have been received by the Company, upon which such adjustments are based.

     7. Fractional Shares. The Company shall not be required to issue any fraction of a Share upon the exercise of this Warrant or any portion hereof. if more than one Warrant Certificate (each such Warrant Certificate representing a portion of this Warrant) shall be surrendered for exercise at one time by the same Holder, the number of full Shares which shall be issuable upon exercise thereof shall be computed on the basis of the aggregate number of Shares represented by the Warrant certificates surrendered. If any fractional interest in a Share shall be deliverable upon the exercise of this Warrant, the Company shall make an adjustment therefor in cash equal to such fraction multiplied by the Current Market Price of the Shares on the business day next preceding the day of exercise.

     8.  Registration Rights.

          (a) (i) If the Company at any time elects or proposes to register any of its shares of Common Stock (the "Registration Shares") under the 1933 Act on Forms S-1, S-2, S-3, or any other Form for the registration of securities to be sold for cash in effect at such time (a "Registration Statement") with the Securities and Exchange Commission (the "SEC") pursuant to which shares of Common Stock owned by any shareholder of the Company may be registered, the Company shall give prompt written notice (the "Registration Notice") to the Holder of its intention to register the Registration Shares.

               (ii) Within 15 days after the Registration Notice shall have been given to the Holder, the Holder may give written notice to the Company (the "Holder Notice"), accompanied by this Warrant Certificate together with a duly executed Purchase Form and payment of the Exercise Price for the Shares in accordance with Section I hereof, stating the number of Shares to be registered and any states in which the Holder wishes to register the Shares.

               (iii) The Company shall use reasonable efforts to register the Shares under the 1933 Act and the State Acts designated by the Holder in the Holder Notice. The Company shall have the right to withdraw and discontinue registration of the Shares at any time prior to the effective date of such Registration Statement if the registration of the Registration Shares is withdrawn or discontinued.

               (iv) The Company shall not be required to include any of the Shares in any Registration Statement unless the Holder agrees, if so requested by the Company, to: (A) offer and sell the Holder Shares to or through an underwriter selected by the Company and, to the extent possible, on substantially the same terms and conditions under which the Registration Shares are to be offered and sold; (B) comply with any arrangements, terms and conditions with respect to the offer and sale of the Shares to which the Company may be required to agree; and (C) enter into any underwriting agreement containing customary terms and conditions, including provisions for the indemnification of the underwriters.

          (b) If the offering of the Registration Shares by the Company is, in whole or in part, an underwritten public offering, and if the managing underwriter determines and advises the Company in writing that the inclusion in such Registration Statement of all of the Shares, together with the shares of other persons who have exercised their right to include their shares in the Registration Statement (collectively referred to as the "Aggregate Shares"), would adversely affect the marketability of the offering of the Registration Shares, then the Holder and such other holders shall be entitled to register the portion of such number of Aggregate Shares as the managing underwriter determines may be included without such adverse effects (collectively, "Aggregate Underwriter Shares"), subject to the terms, exceptions and conditions of this Section 8. The number of Aggregate Underwriter Shares which the Holder shall be entitled to register shall be equal to the number of Aggregate Underwriter Shares multiplied by a fraction, the numerator of which is the number of Shares and the denominator of which is the number of Aggregate Shares.

          (c) The Company shall bear all costs and expenses of registration of the Registration Shares; provided, however, that the Holder shall bear all costs and expenses directly related to registration of the Shares.

          (d) It shall be a condition precedent to the Company's obligation to register any Shares pursuant to this Section 8 that the Holder shall provide the Company with all information and documents, and shall execute, acknowledge, seal and deliver all documents reasonably necessary, to enable the Company to comply with the 1933 Act, the State Acts, and all applicable laws, rules and regulations of the SEC or of any state securities law authorities.

          (e) The Holder shall indemnity and hold harmless the Company, each of its directors and officers who have signed the Registration Statement, each person, if any, who is a controlling person of the Company and any underwriter and its controlling persons, if any, from and against any and all losses, claims, damages, expenses or liabilities (including amounts paid in settlement and reasonable attorneys' fees) (the "Liabilities"), joint or several, to which they or any of them may become subject under the 1933 Act, under any State Act or at common law or otherwise insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or prospectus (as from time to time amended or supplemented) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, which statement or omission was made in reliance upon and in conformity with information furnished to the Company by the Holder in connection therewith.

     9. Loss and Destruction. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement or bond satisfactory in form, substance and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of this Warrant Certificate, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant Certificate of like tenor.

     10. Survival. The various rights and obligations of the Holder hereof as set forth herein shall survive the exercise of this Warrant at any time or from time to time and the surrender of this Warrant Certificate.

     11. Notices. Whenever any notice, payment of any purchase price or other communication is required to be given or delivered under the terms of this Warrant, it shall be in writing and delivered by hand delivery or registered or certified United States mail, postage prepaid, and will be deemed to have been given or delivered on the date such notice, purchase price or other communication is so delivered or posted, as the case may be, and, if to the Company, it will be addressed to the address specified in Section 1 hereof, and if to the Holder, it will be addressed to the registered Holder at his address as it appears on the books of the Company.


                                                          HYDROGIENE CORPORATION

                                        By: /s/ Charles Kallmann
                                           ----------------------------
                                        Title: President & CEO
                                              -------------------------
                                        Date: 25 August 1998
                                             --------------------------


[CORPORATE SEAL]

ATTEST:

By: /s/ Michael Brette,
   --------------------------------
   Michael Brette, Secretary